Exhibit 99.1

Abstract

#1372

PSI-7977 QD Plus PEG/RBV In HCV GT1: 98% Rapid Virologic Response,

Complete Early Virologic Response: The PROTON Study

DR Nelson1*, J Lalezari2, E Lawitz3, T Hassanein4, K Kowdley5, F Poordad6, A Sheikh7, N Afdhal8, D Bernstein9, E Dejesus10, B Freilich11, D Dieterich12, I Jacobson13, D Jensen14,

GA Abrams15, J Darling16, M Rodriguez-Torres17, R Reddy18, M Sulkowski19, N Bzowej20, M Demicco21, J Strohecker22, R Hyland23, M Mader23, E Albanis23, WT Symonds23, MM Berrey23

1UFL, Gainesville, FL, 2Quest Clinical Research, San Francisco, CA, 3Alamo Medical Research, San Antonio, TX, 4UCSD, Coronado, CA, 5VMMC, Seattle, WA, 6CSMC, Los Angeles, CA, 7GI Specialists GA, Marietta, GA, 8Beth Israel Deaconess, Boston, MA,

9Digestive Diseases Institute, Manhasset, NY, 10OIC, Orlando, FL, 11Kansas City Gastroenterology & Hepatology, LLCG, Kansas City, KS, 12Mount Sinai, New York, 13Cornell Univ, NY, NY, 14Univ of CH, Chicago, IL, 15AL Liver and Digestive Specialists, Montgomery, AL, 16UNC, Chapel Hill, NC, 17Fundacion de Investigacion De Diego, Santurce, PR, 18U. of PA, Philadelphia, PA, 19JHU, Lutherville, MD, 20California Pacific Med Ctr, San Francisco, CA 21Advanced Clinical Research Institute, Anaheim, CA, 22Columbia Gastroenterology, Columbia, SC, 23Pharmasset, Inc, Princeton, NJ

Introduction

PSI-7977 is a novel uridine nucleotide analog in Phase 2b development for the treatment of chronic HCV. Consistent antiviral activity, high barrier to resistance, and broad HCV genotype activity of PSI-7977 has supported 12 week regimens with ribavirin (RBV) +/- pegylated interferon alfa-2a (PEG) in treatment-naïve patients with HCV genotypes 1, 2, and 3.

This planned 12-week interim analysis provides preliminary safety and efficacy for PSI-7977 with PEG/RBV in subjects with HCV GT1 in PROTON.

PSI-7977 400 mg QD + PEG/RBV has been administered for 12 weeks to patients with HCV GT2 or GT3 (PROTON, EASL oral presentation, Lalezari) with 24/24 achieving RVR, cEVR/EOT, and no post-therapy relapse.

Reported Antiviral Data

PSI-7977 200mg or 400mg QD with PEG/RBV previously demonstrated 93-94% RVR in a 28-day Phase 2a study (AASLD 2010 #806). These high on-treatment response rates were explored in an analysis of potential synergy of PSI-7851 with IFN (AASLD 2010 #1861). The recent conduct of a 7-day monotherapy regimen of PSI-7977 (EASL LB#1370) demonstrated a -4.7 log10 IU/mL median antiviral response.

Objectives

To assess the safety, tolerability, and efficacy of PSI-7977 + PEG/RBV for 12 weeks in patients with HCV GT1

Methods

Treatment-naïve non-cirrhotic patients with HCV GT1 were stratified by IL28B genotype (CC vs any T allele) and BL HCV RNA ( (< vs ≥ 800,000 IU/ml) were randomized 1:2:2 to receive placebo, PSI-7977 200 mg, or PSI-7977 400 mg, with PEG/RBV

Blinded therapy was administered for 12 weeks

Subjects with an RVR who received PSI-7977 receive an additional 12 wks PEG/RBV

Subjects without an RVR who received PSI-7977 receive an additional 36 wks PEG/RBV

All subjects who did not receive PSI-7977 will receive 48 wks PEG/RBV

PEG and RBV were administered per the package insert

Results

Table 1. Demographics and Baseline Characteristics

Placebo (n=26) PSI-7977

200 mg (n=48) PSI-7977

400 mg (n=47)

Male, n (%) 19 (73.1) 33 (68.8) 21 (44.7)

Caucasian, n (%) 21 (80.8) 39 (81.3) 37 (78.7)

Hispanic, n (%) 1 (3.8) 5 (10.4) 6 (12.8)

Median Age (yr) 48.0 50.5 53.0

Mean BMI (kg/m2) 28.5 26.6 25.5

Mean HCV RNA (log10 IU/mL) 6.50 6.55 6.59

IL28B CC, n (%) 11 (42.3) 21 (43.8) 18 (38.3)

121 GT1 patients enrolled:

n=48 PSI-7977 200mg/PEG/RBV

n=47 PSI-7977 400mg/PEG/RBV

n=26 placebo/PEG/RBV

117 were evaluable at Week 12

4 subjects discontinued all therapy prior to Wk 12; all had HCV RNA

<LOD at discontinuation & were on PSI-7977 400mg

Wk 2: SAE depression unrelated to PSI-7977

Wk 4: AE Aphthous ulcers unrelated to PSI-7977

Wk 8: lost to follow up

Wk 10: SAE Myocardial Infarction unrelated to PSI-7977

No subject discontinued PSI-7977 due to a drug-related AE

Table 2. Most Common (>5%) Adverse Events (≥Moderate)

Placebo n=26

n (%) PSI-7977

200 mg n=48

n (%) PSI-7977

400 mg

n=47

n (%)

GI Nausea 2 (7.7) 1 (2.1) 3 (6.4)

General Chills 3 (11.5) 2 (4.2) 2 (4.3)

Fatigue 6 (23.1) 5 (10.4) 6 (12.8)

Pain 2 (7.7) 3 (6.3) 3 (6.4)

Musculo-skeletal Back Pain 3 (11.5) 0 0

Headache 6 (23.1) 2 (4.2) 3 (6.4)

Psychiatric Anxiety 0 1 (2.1) 3 (6.4)

Depression 2 (7.7) 1 (2.1) 2 (7.7)

Insomnia 2 (7.7) 2 (4.2) 7 (14.9)

Labs* Anemia 3 (11.5) 3 (6.3) 7 (14.9)

Neutropenia 2 (7.7) 5 (10.4) 7 (14.9)

* Laboratory abnormalities reported as AEs; no infections associated with neutropenia

No significant differences between active and placebo/PEG/RBV cohorts were observed

No dose-dependent toxicities in hematologic, hepatic, or renal lab results

Grade ¾ labs: all consistent with placebo/PEG/RBV arm; no dose-related increase in severity of labs.

PSI-200mg/PEG/RBV: 3 subjects w hgb <8.9; 400mg/PEG/RBV: 1 hgb <8.9; pbo/PEG/RBV 1 hgb <8.9 g/dL

Results

HCV RNA <LOD median day 14 < LOD (15 IU/mL)

Significant and consistent antiviral activity observed with no non-responders among 95 subjects on PSI-7977

No viral breakthrough in any subject

Figure 1. HCV RNA

Placebo + PEG/RBV

PSI-7977 400 mg + PEG/RBV

PSI-7977 200 mg + PEG/RBV

92%

100%

0 20 40 60 80 100

0 2 4 6 8 9 10 12

Proportion of Subjects with HCV RNA <

Time (weeks)

Figure 2. Median HCV RNA

PSI-7977 400 mg + PEG/RBV

PSI-7977 200 mg + PEG/RBV

Placebo + PEG/RBV

Median HCV RNA (log 10

IU/ml)

0 1 2 3 4 5 6 7

0 2 4 6 8 10 12 Time (Weeks)

Results

47/48 (98%) on PSI-7977 200mg/PEG/RBV achieved RVR

One pt with BL HCV RNA of 7.0 log10 IU/mL had a 5.3 log10 reduction to 49 IU/mL at Wk 4, <LOD at Wk 6

46/47 (98%) on PSI-7977 400mg/PEG/RBV achieved RVR

One pt d/c all therapy at Wk 2 with HCV RNA

On-treatment viral kinetics were consistent across all 95 PSI-7977 exposed subjects, with responses independent of IL28B genotype and other predictors of poor response to IFN

All evaluable PSI-7977 subjects at Wk 12 had HCV RNA

<LOD (cEVR)

90 of 95 randomized subjects are eligible to receive an abbreviated duration of IFN (24 weeks total) based on achieving HCV RNA <LOD at Wk 4 through Wk 12 (eRVR)

No viral breakthrough was observed in any subject on PSI-7977/PEG/RBV through Wk 12

Table 3 RVR, cEVR, and eRVR

HCV RNA LOD

Wk 4: RVR

5/26 (19%)

47/48 (98%)

46/47 (98%)

93/95 (98%)

Wk 12: cEVR

16/26 (62%)

48/48 (100%)

43/47 (92%)

91/95 (96%)

Wk 4-12: eRVR*

5/26 (19%)

47/48 (98%)

43/47 (92%)

90/95 (95%)

*eligible to receive 24 weeks’ therapy

Conclusions

PSI-7977 200mg or 400mg QD with PEG/RBV demonstrated potent on-treatment antiviral activity through Wk 12 in treatment-naïve patients with HCV GT1

No discontinuations due to PSI-7977 were observed; 1 pt lost to f/u and 3 pts with IFN/RBV related AEs/SAEs

All subjects reaching week 12 remained HCV RNA LOD

No viral breakthrough was observed, consistent with the demonstrated high barrier to resistance

High on-treatment response, lack of viral breakthrough, and a promising safety profile support continued exploration of PSI-7977 with abbreviated interferon duration and/or other DAA in patients with all HCV genotypes

Disclosures

D.R. Nelson, J. Lalezari, E. Lawitz, T. Hassanein, K. Kowdley, F. Poordad, A. Sheikh, N. Afdhal, D. Bernstein, E. Dejesus, B. Freilich, D. Dieterich, I. Jacobson, D. Jensen, G.A. Abrams, J. Darling, M. Rodriguez-Torres, R. Reddy, M. Sulkowski, N. Bzowej, M. Demicco, J. Strohecker: Research/Grant Support

R. Hyland, M. Mader, E. Albanis, W.T. Symonds, M.M. Berrey: employees of Pharmasset, Inc.

Presented at the 46th Annual Meeting of the European Association for the Study of the Liver, EASL, March 30, 2011 – April 3, 2011 Berlin, Germany